Exhibit 10.1

AMENDMENT NO.2 TO THE CONTRACT RESULTING FROM THE COMMERCIAL OFFER DATED DECEMBER 17, 2009 FOR THE PURCHASE OF CHAZA BLOCK OIL

PURPOSE:	BUY-SELL OF CHAZA BLOCK CRUDE OIL

SELLER:	GRAN TIERRA ENERGY COLOMBIA, LTD.

BUYER:	ECOPETROL S.A.

VALUE:	UNDETERMINED

The contracting parties: ECOPETROL S.A., decentralized entity of national order, incorporated by means of Law 165 of 1948, with Tax ID No.  899-999-068-1, organized as a Mixed Economy Company according to the dispositions of article No. 2 of Law 1118 of 2006, linked/related to the Ministry of Mines and Energy, with domicile in Bogota D.C., hereinafter referred in this Amendment as THE BUYER, represented by CLAUDIA L. CASTELLANOS R, of age and domiciled in this city, identified with citizenship card No. 63.314.635 issued in Bucaramanga, who in capacity of VICE-PRESIDENT OF SUPPLY AND MARKETING and with authorization contained in the Delegation Manual, acts on behalf of this Company, and on the other hand, GRAN TIERRA ENERGY COLOMBIA, LTD., with Tax ID No. 860.516.431-7, hereinafter THE SELLER represented by ALEJANDRA ESCOBAR HERRERA, identified with citizenship card No. 52.646.943 who acts in her capacity as Legal Representative and is duly authorized to execute this Amendment as recorded in the attached incorporation and representation certificate, who states that neither she nor the company she represents are disqualified on grounds of disability or any inconsistency according to the Constitution or the law, that might prevent them from entering into this Amendment.

Under the previous conditions, THE BUYER and THE SELLER together called the Parties and individually the Party agree to execute the Amendment hereof having considered the following:

RECITALS AND REPRESENTATIONS

1.
That by means of Sales Order issued on December 18, 2009 GRAN TIERRA ENERGY COLOMBIA, LTD accepted the Commercial Offer dated December 17, 2009 issued by ECOPETROL S.A., for the purchase of 100% of the oil owned by THE SELLER, produced in the Chaza Block.

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Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
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2.
That on November 8th, 2010 the parties entered into Addendum No. 1 to the contract derived from the acceptance of the Commercial Offer dated December 17, 2009 by means of which numerals 1 and 7 were modified.

3.
That on December 29, 2010, ECOPETROL S A and GRAN TIERRA ENERGY COLOMBIA LTD. executed the Amendment No 1 to the contract resulting from the acceptance of the Commercial Offer of December 17, 2009 for the purchase of crude Santana-Guayuyaco, extending the expiration date of the same until June 30, 2011.

4.	That the final date of execution for the contract resulting from the acceptance of the Commercial Offer dated December 17, 2009 for the purchase of oil is June 30, 2011.

5.	That both ECOPETROL S A and GRAN TIERRA ENERGY COLOMBIA LTD are interested in continuing with the business of buy-sell of Santana-Guayuyaco crude oil.

6.
That taking into account the foregoing, ECOPETROL S A and GRAN TIERRA ENERGY COLOMBIA LTD the parties are interested in extending the duration of the contract resulting from the acceptance of the commercial offer of December 17, 2009 until July 31, 2011.

7.
That for purposes of the execution of this Amendment, THE BUYER previously verified the Bulletin of Fiscal Responsibility developed and published by the General Comptroller of the Republic, in which THE SELLER does not appear as one of the people who have been determined by a judicial and firm decision as fiscally responsible. Likewise, THE BUYER implemented the control mechanisms in compliance with the Manual for the Administration of the risk of Assets Laundering (AL) and the Financing of Terrorism (FT).

8.	That in accordance with the Delegations Manual, the Vice-President of Supply and Marketing is competent to enter into this Amendment.

9.	That THE BUYER in its budget expenses has made the respective budget request for the execution of the Amendment contained hereof.

10.
That in accordance with the provisions contained in the Contracting Manual of THE BUYER and having analyzed the nature and manner of implementing the performance of the Parties on the occasion of this Amendment to the sales of crude oil, the Authorized Officer has classified the risk as low, and therefore dispenses the need to require a guarantee from THE SELLER.

11.
That considering the contractual planning, the areas of Labor Relations Risk, Coordination of Risks, Coordination of Budget and Accounting and Tax Coordination of ECOPETROL S.A. were consulted, in order to avoid any labor, tax, environmental, and other risks that may be generated for Ecopetrol as a result of the execution and implementation of this Amendment.

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Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

12.
That in compliance with the guidelines for the prevention of Assets Laundering and the Financing of Terrorism adopted by THE BUYER, the Legal Representative of THE SELLER represents under the seriousness of oath and subject to the sanctions of the Colombian Criminal Code:

I.
That my funds (or the funds of the entity I represent) are generated in legal activities and are linked to the normal development of my activities (or activities inherent to the corporate purpose of the company represented), and otherwise, said funds do not come from any illegal activity as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it.

II.
That I (or the entity I represent) have not made any transactions or operations destined to illegal activities as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it, or in favor of persons in connection with said activities.

III.
That the funds committed in the contract or legal relation with THE BUYER do not come from any illegal activity as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it.

IV.
That in the execution of the contract or legal relation with THE BUYER, I will not contract or have any relations with any third parties that carry out operations or whose funds are coming from illegal activities as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it.

V.
That the entity I represent complies with all regulations on prevention and control to assets laundering and the financing of terrorism) AL/FT) as may be applicable (as the case might be), having implemented the policies, procedures and mechanisms for the prevention and control to AL/FT derived from said legal provisions. A model of certification is attached in annex 1.

VI.
That neither I, nor the entity I represent, nor its shareholders, associates or partners that directly or indirectly hold FIVE PER CENT (5%) or more of the corporate capital, contribution or participation, or its legal representatives and members of the Board of Directors are in the international listings related to Colombia in accordance with international law (United Nations listings) or in the OFAC listings, being THE BUYER authorized to conduct the verifications as deemed pertinent and to terminate any commercial or legal relationship if proved that any of such persons are found in said listings. A model of certification is attached in annex 2.

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Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

VII.
That there are no investigations or criminal proceedings for any offenses of willful misconduct against me or against the entity I represent, its shareholders or partners, that directly or indirectly hold FIVE PER CENT (5%) or more of the corporate capital, contributions or participation, or its legal representatives and its members of the Board of Directors, being THE BUYER authorized to make the verifications as deemed pertinent in data bases or in local or international public information or tot terminate any commercial or legal relationship if proved that against any of such persons there are investigations or proceedings or the existence of information in said public data bases that may place THE BUYER in front of a legal or reputational risk.

VIII.	That in the event of occurrence of any of the circumstances described in the two paragraphs above, I make the commitment to communicate it immediately to THE BUYER.
IX.
That with the signature of this document, it is understood that, both me as well as the natural or legal person I represent, grant our informed consent, and therefore, authorize THE BUYER to communicate to the local authorities or the authorities of any of the countries in which THE BUYER conducts operations, on any of the situations described in this document, as well as to provide to the competent authorities of such countries all the personal, public and private information, as required from me or the natural or legal person I represent; and likewise for THE BUYER to make the reports to the competent authorities as considered pertinent in accordance with its regulations and manuals in connection with its system of prevention and/or management the risk of assets laundering and the financing of terrorism, waving it from any responsibility for such action.

X.
That all the documentation and information provided for entering into and execution of the contract or legal business with THE BUYER is true and accurate, being THE BUYER authorized to make any verifications as deemed pertinent and to terminate the contract or legal business if proved or becomes aware otherwise.

XI.	That no other natural or legal person has any non-legitimate interest in the contract or legal business that motivates the subscription of the statement hereof.
XII.
That I am aware, represent and accept that THE BUYER has the legal obligation to request any clarifications as deemed pertinent in the event of circumstances based on which THE BUYER may have reasonable doubts concerning my operations or the operations of the natural or legal person I represent, as well as the origin of our assets, in which case we are committed to provide the respective clarifications. If these are not satisfactory under THE BUYER’S criteria, we authorize to terminate the commercial or legal relation.

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Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

Based on the above, the Parties,

AGREE

FIRST CLAUSE. Modify numeral 4 (VALIDITY, TERMS OF EXECUTION AND SPECIAL GROUNDS FOR TERMINATION IN ADVANCE) of the Contract resulting from the Commercial Offer of December 17, 2009 for the purchase of Santana-Guayuyaco, which shall be as follows:

“…4. VALIDITY, TERMS OF EXECUTION AND SPECIAL GROUNDS FOR TERMINATION IN ADVANCE

The validity of the contract resulting from the Offer hereof, shall commence with its acceptance and will terminate with its liquidation.

The term of execution of the Contract shall begin on January 1, 2010 (with the previous fulfillment of the requirement of execution set forth in numeral 18 of this document) and will end in July 31 of two thousand eleven (2011).

The parties shall carry out the respective liquidation within a term of four (4) months counted from the date of termination of the term of execution of the Contract resulting from the acceptance of the Offer hereof.

In case THE SELLER fails to attend the liquidation, or if no agreement is reached on the content of the same within the mentioned term, THE SELLER expressly authorizes THE BUYER to proceed with the unilateral liquidation within a two (2) months term.”

SECOND CLAUSE. This Amendment does not imply a novation of the contract resulting from the acceptance of the Commercial Offer dated December 17, 2009, which clauses continue in force except for what was modified by this document.

THIRD CLAUSE: PUBLICATION: The payment of the publication of this Contract Amendment in the Public Contracts Newspaper (Diario Único de Contratación Pública) shall be borne by THE SELLER and shall be a requirement for the execution of the Amendment. THE SELLER shall deliver to THE BUYER a copy of the respective deposit within ten (10) business days after the signature of the Amendment hereof. Upon delivery of the corresponding receipt for the payment of said rights, THE BUYER shall submit to the National Print Office of Colombia in an original the Extract of Publication.

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Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

FOURTH CLAUSE: TAXES: All taxes, that are caused by the execution, formalization, implementation and termination or liquidation of this Amendment with the exception of those strictly corresponding to THE BUYER, shall be borne by THE SELLER. THE BUYER shall carry out any withholding taxes on the accounts of THE SELLER as set forth by law.

CLAUSE FIFTH: The Parties agree to give to the agreements contained hereinto the meaning of a transaction, pursuant to the provisions set forth in the regulations in force, thus, maintaining the contractual, economic and financial balance of the Contract.

In witness whereof, the Parties hereto have caused this Amendment to be duly executed in Bogotá D.C. on the 30th day of June of 2011, in two copies of equal value.

THE SELLER	THE BUYER
/s/ ALEJANDRA ESCOBAR HERRERA ALEJANDRA ESCOBAR HERRERA Second Alternate Legal Representative GRAN TIERRA ENERGY COLOMBIA LTD.	/s/ CLAUDIA L CASTELLANOS R CLAUDIA L CASTELLANOS R Vice-president of Supply and Marketing ECOPETROL S A

ANNEX 1.  Model of certification of application of AL/FT regulations for companies obliged to adopt systems of AL/FT prevention
ANNEX 2. Certificate of shareholder’s interests for associates, shareholders or partners holding more than five (5%) interest in the corporate capital.

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Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

ANNEX No. 1

MODEL OF CERTIFICATION OF APPLICATION OF AL/FT REGULATIONS FOR COMPANIES OBLIGED TO ADOPT SYSTEMS OF AL/FT PREVENTION

OBLIGATORY ONLY FOR THOSE PARTIES THAT BY LEGAL REGULATIONS ARE OBLIGED TO ADOPT SYSTEMS OF AL/FT PREVENTION

The purpose of this document is to certify to ECOPETROL S A that our entity has a SYSTEM FOR THE PREVENTION AND CONTROL OF ASSETS LAUNDERING AND THE FINANCING OF TERRORISM, which fully complies with the applicable Colombian regulations.

Therefore, ________________, in my capacity as legal representative of GRAN TIERRA ENERGY COLOMBIA, LTD (THE ENTITY), I hereby CERTIFY that:

1.	The ENTITY is fully complying with Colombian the applicable norms and regulations concerning the prevention and control of assets laundering and the financing of terrorism.
YES ☒                    No☐

2.	The ENTITY has appropriate policies, manuals and procedures for the prevention and control of assets laundering and the financing of terrorism fully complying with the applicable regulations in force.
YES ☒                    No ☐

3.	Has the ENTITY been involved in investigations for violations to laws regarding the assets laundering and the financing of terrorism?
YES ☐                     No ☒

4.	Has the ENTITY been sanctioned or any of its employees or officers for violations to laws regarding assets laundering and the financing of terrorism?
YES ☐                     No ☒

Report the following data of the officer or employee concerning compliance:

Name:	David Hardy
Telephone:	(+1) (403) 265- 3221 Ext. 2247
e-mail:	davidhardy@grantierra.com
Address:	300, 625 – 11th Avenue SW, Calgary, Alberta, Canada T2R 0E1

We manifest that we authorize ECOPETROL S A to verify and confirm the information provided hereto directly or through the persons designed, including the effective application of the SYSTEM OF PREVENTION AND CONTROL OF ASSETS LAUNDERING AND THE FINANCING OF TERRORISM inside our entity.

Comments:

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Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

ANNEX No. 2

Certificate of Shares Participation
Associates, Shareholders or Partners holding over five (5%) of interest in the corporate capital

This certification is only requested in the case of legal persons in which, given their nature, their shareholders, partners or associates do not appear in the certificate of the chamber of commerce

I, hereby certify that the associates, shareholders or partners holding over FIVE (5%) of interest in the corporate capital of the entity I represent are the natural or legal persons appearing in the following list:

NAME OF SHAREHOLDER PARTNER OR ASSOCIATE	IDENTIFICATION	NUMBER OF SHARES QUOTA OR PARTS OF INTEREST	PARTICIPATION IN THE CORPORATE CAPITAL (%)

I hereby certify that the real beneficiaries and controllers 1

Name	Identification

Name of the entity:	Gran Tierra Energy Colombia Ltd.
Tax ID:
Name of Legal Representative:	Alejandra Escobar
Identification Number:
Signature Legal Representative:	/s/ Alejandra Escobar

Not applicable due to GTEC is a branch of a foreign company and therefore has no legal personality independent of its parent.

1 It is understood as “real beneficiary” or “controller” any person or group of persons who, directly or indirectly, by himself or through any third party, by virtue of any contract, agreement or otherwise has, with respect to any share or quote of a company, or may have any decision capacity or control over said company.

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Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606